Explanatory Note

Landa Financing LLC (the “Company”) has prepared this Form 1-A/A solely for the purpose of filing the exhibits set forth below.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation (incorporated by reference to the copy thereof filed as Exhibit 2.1 to the Company’s Form 1-A dated March 22, 2023)
2.2**	Form of Amended and Restated Operating Agreement
4.1**	Form of Subscription Agreement
6.1**	Shared Services Agreement
6.2**	Broker Dealer Agreement
10.1*	Power of Attorney (incorporated by reference to the copy thereof filed as Exhibit 10.1 to the Company’s Form 1-A dated March 22, 2023)
11.1*	Consent of Goodwin Procter LLP (incorporated by reference to the copy thereof filed as Exhibit 11.1 to the Company’s Form 1-A dated March 22, 2023)
11.2*	Consent of Morison Cogen LLP (incorporated by reference to the copy thereof filed as Exhibit 11.2 to the Company’s Form 1-A dated March 22, 2023)
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified (incorporated by reference to the copy thereof filed as Exhibit 12.1 to the Company’s Form 1-A dated March 22, 2023)

*	Previously Filed

**	Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, Landa Financing LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 24, 2023.

LANDA FINANCING LLC

By:	Landa Management LLC

By:	Landa Holdings, Inc.

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer, President, and	March 24, 2023
Yishai Cohen	Director of Landa Holdings, Inc.
(Principal Executive Officer)

/s/ Charles Tomlinson	Head of Finance of Landa Holdings, Inc.	March 24, 2023
Charles Tomlinson	(Principal Financial Officer and Principal Accounting Officer)